DIREXION FUNDS
AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT, effective as of the 15th day of March, 2009, to the Fund Administration Servicing Agreement dated as of February 16, 2004, as amended, (the “Fund Administration Agreement”) is entered into by and between Direxion Funds, a Massachusetts business trust, (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the Trust and USBFS have entered into a Fund Administration Agreement; and

WHEREAS, the Trust and USBFS desire to amend the Fund Administration Agreement to revise the list of funds; and

WHEREAS, Section 6 of the Fund Administration Agreement allows for its modification by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Amended Exhibit A is hereby superseded and replaced with Amended Exhibit A attached hereto.

Except to the extent amended hereby, the Fund Administration Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

DIREXION FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Dan O'Neill	By: /s/ Michael R. McVoy

Name: Dan O'Neill	Name: Michael R. McVoy

Title: President	Title: Executive Vice President

3/27/09

Amended EXHIBIT A to the Fund Administration Agreement

Separate Series of Direxion Funds – March 15, 2009
FUND NAMES	SERVICE CLASS	INVESTOR CLASS	INSTITUTIONAL CLASS

S&P 500 Bull 2.5x Fund		x
NASDAQ-100 Bull 2.5x Fund		x
Small Cap Bull 2.5x Fund		x
Dollar Bull 2.5x Fund		x
Emerging Markets Bull 2x Fund		x
Developed Markets Bull 2x Fund		x
Latin America Bull 2x Fund		x
Commodity Bull 2x Fund		x
10 Year Note Bull 2.5x Fund		x
U.S. Government Money Market		x
S&P 500 Bear 2.5x Fund		x
NASDAQ-100 Bear 2.5x Fund		x
Mid Cap Bear 2.5x Fund		x
Small Cap Bear 2.5x Fund		x
Dollar Bear 2.5x Fund		x
Emerging Markets Bear 2x Fund		x
Developed Markets Bear 2x Fund		x
10 Year Note Bear 2.5x Fund		x
Dynamic HY Bond Fund		x
Evolution Managed Bond Fund		x
Evolution All-Cap Equity Fund		x
Evolution Market Leaders Fund f/k/a Evolution Small Cap Fund		x
Evolution Alternative Investment Fund f/k/a Evolution Total Return Fund		x
HCM Freedom Fund	x
HY Bear Fund		x
PSI Total Return Fund		x
PSI Macro Trends Fund		x
PSI Core Strength Fund		x
Spectrum Equity Opportunity Fund	x
Spectrum Global Perspective Fund	x
Spectrum Select Alternative Fund	x
China Bull 2x Fund		x
Commodity Trends Strategy Fund		x	x
Direxion CTS Fund (a wholly owned subsidiary of the Commodity Trends Strategy Fund)
Financial Trends Strategy Fund		x	x
Direxion/Wilshire Dynamic Fund		x	x

03/27/09                                                                                                                                                  2